                           MASTER AGREEMENT REGARDING
                    ASSET PURCHASE AND RELATED TRANSACTIONS

                                 BY AND BETWEEN

                ALLIEDSIGNAL AVIONICS, INC, A KANSAS CORPORATION

                   ALLIEDSIGNAL INC., A DELAWARE CORPORATION,
                             OPERATING THROUGH ITS
                   AEROSPACE EQUIPMENT SYSTEMS BUSINESS UNIT

                                      AND

                    EFTC CORPORATION, A COLORADO CORPORATION

                           MASTER AGREEMENT REGARDING
                    ASSET PURCHASE AND RELATED TRANSACTIONS


         THIS MASTER AGREEMENT (the "Agreement") dated as of July 15, 1997 is entered into by and between AlliedSignal Avionics Inc., a Kansas corporation ("Avionics"), AlliedSignal Inc., a Delaware corporation, operating through its Aerospace Equipment Systems Business Unit ("AES") and EFTC Corporation, a Colorado corporation ("Purchaser") with reference to the following facts:

         WHEREAS, Avionics and AES (individually, "Seller," and collectively "Sellers") are engaged in a line of business consisting of the manufacture of electronic assemblies for use in avionics and aerospace equipment produced by Avionics and AES, respectively, for general, commercial and military aircraft applications (the "Business");

         WHEREAS, Purchaser has unique capabilities in the mass production of electronic circuit cards for aerospace and military applications;

         WHEREAS, Sellers desire to sell and Purchaser desires to purchase certain assets of Sellers used primarily in the Business as described herein such that Purchaser may assume the operations of the Business; and

         WHEREAS, in connection with the sale of such assets, Sellers and Purchaser desire to enter into a Long Term Agreement whereby Purchaser will manufacture and sell computer circuit cards to Sellers and their parent and affiliated entities.

         NOW, THEREFORE, in consideration of the mutual covenants, agreements representations and warranties contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.  PURCHASE AND SALE OF ASSETS

         1.1 Purchase and Sale. Subject to the terms and conditions of this Agreement and except as otherwise provided herein, on their respective Asset Transfer Dates, as defined in Section 9.1.2 below, Sellers shall sell, convey, transfer, assign and deliver to Purchaser and Purchaser shall purchase and accept from Sellers, all of Sellers' right, title and interest the following assets, together with such changes, deletions or additions as are reasonably acceptable to Purchaser and occur between the respective dates of such Exhibits and the applicable Asset Transfer Dates in the ordinary course of business (the "Assets"):

                 1.1.1 Certain machinery and equipment, office equipment, tools and other tangible personal property as listed in Exhibit A1.1.1, with respect to Avionics, and Exhibit B1.1.1, with respect to AES (the "Personal Property");

                 1.1.2 All inventory of the Business, including raw materials, parts and components, work-in-process and finished goods (the "Inventory"), such Inventory to be identified in accordance with the procedures specified in Exhibit A2.1, with respect to Avionics, and Exhibit B2.1, with respect to AES; and

                 1.1.3 The contracts, agreements, arrangements and/or commitments of the Business with vendors specified in Exhibit A1.1.3, with respect to Avionics, and Exhibit B1.1.3, with respect to AES (the "Contracts"). Notwithstanding anything to the contrary set forth herein or in any Exhibit hereto, no contracts for third party sales are to transfer to Purchaser under this Agreement.

         1.2 Non-Assignable Assets. Notwithstanding anything in this Agreement to the contrary, this Agreement shall not constitute an agreement to assign any Asset if the attempted assignment thereof, without the consent of a third party thereto, would constitute a breach of any obligation of the respective Seller or is otherwise not permitted by the terms of any agreement or instrument governing or affecting such Asset or by applicable law. Any transfer or assignment to Purchaser by Sellers of any property or property rights or any agreement which shall require the consent or approval of any third party shall be made subject to such consent or approval being obtained; provided that the Sellers shall hold such property, property rights or agreement for the exclusive benefit of Purchaser until such consent or approval is obtained.

         1.3 Transfer of Title to the Assets. Sellers shall sell, assign, convey, transfer and deliver the Assets to Purchaser at the Asset Transfer Date by means of bills of sale, assignments, endorsements, certificates and such other instruments of transfer as shall be necessary or appropriate to vest good title to the Assets in Purchaser, free and clear of any liens, charges and encumbrances, except as otherwise set forth in this Agreement.

         1.4 License Agreement. At the Avionics Closing, as hereinafter defined, Sellers shall cause AlliedSignal Technology Inc. ("ASTI") to enter into a license agreement in the form attached hereto as Exhibit C1.4, (the "License Agreement") covering certain intellectual property of the Business as described in such agreement (the "Licensed Intellectual Property"). At the Avionics Closing Purchaser shall execute and deliver the License Agreement.

2.  PURCHASE PRICE

         2.1 Purchase Price. The method of calculating the purchase price to be paid by Purchaser for the Assets (the "Purchase Price") and the applicable payment terms are set forth in Exhibit A2.1, with respect to Avionics, and Exhibit B2.1, with respect to AES.

         2.2     Payments. All payments required to be made pursuant to this
Article 2 and other provisions of this Agreement shall be made in United States dollars immediately available funds by wire transfer to an account designated by the party to receive payment in writing to the party making payment. In the event of Purchaser's failure to pay timely any portion of the Purchase Price, the applicable Seller (the "Creditor Seller") may offset all or any part of such amounts against any amounts due Purchaser by (i) the Creditor Seller under the Long Term Agreement (as hereinafter defined) or otherwise, and/or (ii) by the other Seller or parent or affiliated entities of either Seller, either case, upon assignment to the Creditor Seller of the applicable amounts due by the other Seller or such parent or affiliated entities. Purchaser hereby consents to any such assignment. Any such offset shall constitute payment of the amounts due to the extent of such offset.

         2.3 Transfer Taxes. Purchaser shall be responsible for all sales, transfer and similar taxes, duties or levies assessed or payable in connection with the transfer of the Assets to Purchaser. Purchaser shall obtain and furnish to Sellers all required resale or other exemption certificates with respect to the Assets.

3.  ASSUMPTION OF LIABILITIES AND OBLIGATIONS

         3.1 Assumed Liabilities. Upon, from and after the separate Asset Transfer Dates with respect to AES and Avionics, Purchaser shall, without any further responsibility or liability of, or recourse to, Sellers or any of their directors, shareholders, officers, employees, agents, consultants, representatives, parent entities, affiliates, successors or assigns, absolutely and irrevocably assume and be solely liable and responsible for any and all liabilities and obligations of any kind or nature of the applicable Seller (whether fixed or contingent, matured or unmatured, foreseen or unforeseen, known or unknown), which may arise on or after the respective Asset Transfer Dates arising out of the following (the "Assumed Liabilities"):

                 3.1.1 The ownership, use or possession or condition of the Assets, or the operation or conduct of the Business after the applicable Asset Transfer Date;

                 3.1.2 Sellers' respective obligations to purchase goods and services incurred through the applicable Asset Transfer Date, to the extent such obligations relate to goods and services to be received on or after such Asset Transfer Date by Purchaser;

                 3.1.3 Sellers' respective obligations under the Contracts to be performed after the applicable Asset Transfer Date;

                 3.1.4 Liability for all federal, state, local and foreign taxes relating to the Assets or the Business with respect to any period or part thereof commencing immediately after the transfer of the Assets; and

                 3.1.5 Any other liability specifically and expressly assumed by the Purchaser herein or in the Exhibits hereto as the responsibility of Purchaser.

The assumption by Purchaser of all such liabilities shall be effective upon the applicable Asset Transfer Date, relating to the underlying Assets or portion of the Business, unless the terms hereof or of the applicable Exhibit hereto expressly state that such liability or obligation shall transfer at another time, including, but not limited to, the obligations set forth in Article 6. Nothing contained in this Section shall be deemed to limit any obligations of Seller under this Agreement, including but not limited to, the representations and warranties made by Seller in Section 4.

         3.2 Retained Liabilities. Sellers shall at all times, without any responsibility or liability of, or recourse to, Purchaser or any of its directors, shareholders, officers, employees, agents, consultants, representatives, parent entities, affiliates, successors or assigns, absolutely and irrevocably be and remain solely liable and responsible for any and all liabilities and obligations of any kind or nature (whether fixed or contingent, matured or unmatured, foreseen or unforeseen, known or unknown) existing or arising from or in connection with the conduct of the Business prior to the respective Asset Transfer Dates of the Sellers (collectively the "Retained Liabilities") unless the terms hereof or of the applicable Exhibit hereto expressly state that such liability or obligation shall transfer to Purchaser at another time, including, but not limited to, the obligations set forth in Article 6.

4.  REPRESENTATIONS AND WARRANTIES OF SELLERS

         Each Seller represents and warrants to Purchaser as follows with respect to itself and its Assets only, and not with respect to the other Seller or the Assets of the other Seller:

         4.1 Corporate Status. Seller is a corporation duly organized and validly existing under the laws of Kansas, in the case of Avionics, and Delaware, in the case of AES, the jurisdiction in which it is incorporated, and has full power and authority to carry on the Business as now conducted. Seller has all requisite corporate power and authority to enter into this Agreement and to perform its obligations and consummate the transactions contemplated hereby in accordance with the terms of this Agreement. Seller is duly qualified to do business in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the Seller's conduct of the Business.

         4.2 Authorization. All corporate and other proceedings required to be taken by or on the part of Seller including, without limitation, all action required to be taken by the directors or shareholders of Seller to authorize Seller to enter into and carry out this Agreement has been, or prior to the applicable Closing will be, duly and properly taken. This Agreement has been duly executed and delivered by Seller and is valid and enforceable against Seller in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and the rules of law governing specific performance, injunctive relief and other equitable remedies.

         4.3 Compliance. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not (a) result in the material breach of any of the terms or conditions of, or constitute a default under, or violate, as the case may be, the articles of incorporation, by-laws or other organization documents of Seller or any material agreement, lease, mortgage, note, bond, indenture, license or other document or undertaking, oral or written, to which Seller is a party or by which Seller is bound or by which any of the Assets may be affected, in a manner which could materially and adversely affect the Business taken as a whole, or (b) result in the creation of a lien or encumbrance on Seller's interest in any of the Assets.

         4.4 Contracts. Seller is not in material default or defaults under any of the Contracts and there does not exist any material default under any of the Contracts by any other party thereto that, in either case, would in the aggregate materially and adversely affect the Business taken as a whole.

         4.5 Title. Except as otherwise set forth in this Agreement, Seller has good and marketable title to, or valid leasehold interests in, as the case may be, all of its respective Assets free and clear of all liens, mortgages, pledges and encumbrances, other than (i) liens for taxes not yet due and payable or being contested in good faith, and (ii) encumbrances which do not materially adversely affect the marketability of any such Asset or the ability of the Seller to use such Asset for its currently intended use in the conduct the Business as it is now being conducted.

         4.6     Taxes.

                 4.6.1 General. All Taxes (as hereinafter defined) with respect to the Assets that are or become due and payable or accrue with respect to any period or portion thereof ending on or prior to the Asset Transfer Date have been or will be duly and properly computed, reported, fully paid and discharged by Sellers. As used herein, the terms "Tax" and "Taxes" shall include all federal, state, local and foreign taxes, assessments or other governmental charges (including, without limitation, net income, gross income, excise, franchise, sales and value added taxes, taxes withheld from employees' salaries and other withholding taxes and obligations and all deposits required to be made with respect thereto), levies, assessments, deficiencies, import duties, licenses and registration fees and charges of any nature whatsoever, including any interest, penalties, additions to tax or additional amounts with respect thereto, imposed by any government or taxing authority which are levied upon the Assets.

                 4.6.2 Unpaid Taxes, Liens, etc. There are no unpaid Taxes with respect to any period or portion thereof ending on or before the Asset Transfer Date that could become a lien on the Assets, except for current Taxes not yet due and payable. There are no unpaid Taxes with respect to any or all "employee benefit plans" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), bonus, retirement, pension, profit-sharing, stock bonus, thrift, stock option, stock purchase, incentive, severance, deferred or other compensation or welfare benefit plans, programs, agreements or arrangements of, or applicable to employees of, either Seller (the "Benefit Plans"), nor have any events occurred with respect to any such Benefit Plans that could, in any case, give rise to a lien on the Assets. There are no liens for Taxes on the purchased assets
Seller is not required to treat any asset as owned by another person for federal income tax purposes or as tax-exempt bond financed property or tax-exempt use property within the meaning of Section 168 of the Internal Revenue Code (the "Code"). None of the purchased assets is subject to any joint venture, partnership or other agreement or arrangement that is treated as a partnership for federal income tax purposes. The transactions contemplated herein are not subject to the tax withholding provisions of Section 3406 of the Code, or of Subchapter A of Chapter 3 of the Code or any other provision of law.

         4.7 Sufficiency of Assets. To the best knowledge of Seller, the Inventory and Personal Property represent substantially all of the Inventory and Personal Property used by the applicable Seller directly for the operations of the Business. To the best knowledge of Seller, the Licensed Intellectual Property represents all of the intellectual property used by the applicable Seller directly for the operations of the Business.

         4.8 Brokers. No broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based on arrangements made by or on behalf of Sellers.

         4.9 Financial Information. Exhibit A1.1.1, with respect to Avionics, Exhibit B1.1.1, with respect to AES, and the statements to be provided pursuant to the terms of Exhibits A2.1 and B2.1, reflect or will reflect the book value of the Inventory and Personal Property, which has been calculated in accordance with generally accepted accounting principles as historically applied by the applicable Seller.

         4.10 No Additional Representations. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS ARTICLE, ANY OTHER PROVISION OF THIS AGREEMENT, OR ANY OTHER COMMUNICATIONS BETWEEN THE PARTIES ORALLY OR IN WRITING, IT IS THE EXPLICIT INTENT OF EACH PARTY HERETO THAT SELLERS ARE MAKING NO REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, BEYOND THOSE EXPRESSLY GIVEN IN THIS AGREEMENT OR ANY OF THE DOCUMENTS DELIVERED PURSUANT TO SECTION 12, INCLUDING BUT NOT LIMITED TO ANY IMPLIED WARRANTY OR REPRESENTATION AS TO CONDITION, MERCHANTABILITY OR SUITABILITY AS TO ANY OF THE PROPERTIES OR ASSETS OF THE SELLER. EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED IN THIS AGREEMENT, OR ANY OF THE DOCUMENTS DELIVERED PURSUANT TO SECTION 12, THE ASSETS ARE BEING SOLD ON AN "AS IS, WHERE IS" BASIS.

         IN CONNECTION WITH THE LONG TERM AGREEMENT TO BE ENTERED INTO BETWEEN THE PARTIES HEREUNDER, IT IS THE PARTIES' INTENTION TO MAINTAIN PRODUCTION VOLUMES CONSISTENT WITH THE LONG TERM AGREEMENT, SELLERS MAKE NO REPRESENTATION OR WARRANTY AS TO ORDER QUANTITY, FREQUENCY OR COMPOSITION. THE PARTIES ACKNOWLEDGE THE VOLATILITY OF THE SELLER'S RESPECTIVE MARKETS AND THAT EACH SELLER MAY ACQUIRE OR DEVELOP NEW PRODUCT LINES AND/OR DIVEST PRODUCT LINES IN ITS SOLE DISCRETION.

5.  REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser represents and warrants to Sellers as follows:

         5.1 Corporate Status. Purchaser is a corporation duly organized and validly existing under the laws of the State of Colorado, the jurisdiction in which it is incorporated and has full power and authority to carry on its business and to own all of its properties and assets. Purchaser has all requisite corporate power and authority to enter into, execute and deliver this Agreement and to perform its obligations and consummate the transactions contemplated hereby in accordance with the terms of this Agreement.

         5.2 Authorization. All corporate and other proceedings required to be taken by or on the part of Purchaser including, without limitation, all action required to be taken by the directors or shareholders of Purchaser to authorize Purchaser to enter into and carry out this Agreement, have been, or prior to the applicable Closing will be, duly and properly taken. This Agreement has been duly executed and delivered by Purchaser and is valid and enforceable against Purchaser in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and the rules of law governing specific performance, injunctive relief and other equitable remedies.

         5.3 Compliance. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in the breach of any of the terms or conditions of, or constitute a default under, or violate, as the case may be, the articles of incorporation, by-laws or other organization documents of Purchaser or any material agreement, lease, mortgage, note, bond, indenture, license or other document or undertaking, oral or written, to which Purchaser is a party or by which Purchaser is bound or by which any of the Assets may be affected.

         5.4 Financing. Purchaser has funds of its own, or has binding commitments from responsible banks or other financial institutions to provide funds, which will be sufficient and available to pay the Purchase Price and any up front payments under the License Agreement payable at the applicable Closing. On or before the applicable Closing Date, Purchaser will provide to Sellers written evidence of such financing in form and substance reasonably acceptable to Sellers.

         5.5 Brokers. No broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based on arrangements made by or on behalf of Purchaser.

6.  EMPLOYEES AND EMPLOYEE BENEFITS

         6.1 Employment with the Purchaser. Purchaser shall within five (5) business days after the date hereof offer employment unconditionally to those employees of the Business of each Seller listed on Exhibit A6.1, with respect to Avionics, and Exhibit B6.1, with respect to AES (the "Employees") who are employed by the respective Seller on the applicable Closing Date, including any Employee who is on an approved leave of absence as described on each such Exhibit. Employees shall have at least five (5) business days to consider the offers made to them. Employees who accept Purchaser's offer of employment (the "Transferred Employees") shall become employees of the Purchaser effective on the applicable Closing Date or on their date of return to work from the approved leave of absence, as the case may be, and shall no longer be employees of either of the Sellers or their parent or affiliated entities. Commencing upon the applicable date of employment of each Transferred Employee, Purchaser shall have sole responsibility for the payment of all wages, overtime, sick pay, taxes, withholdings, and employee benefits with respect to the Transferred Employees. Notwithstanding the previous sentence, Transferred Employees shall continue to be covered by Sellers' medical and dental plans through August 31, 1997 at Sellers' cost. Nothing contained in this Agreement shall be construed as a guaranty to Purchaser that any number of the Employees will accept offers of employment with Purchaser or as a representation or warranty regarding the skill level or performance of any of the Employees.

         6.2 Hiring Requirements. Purchaser shall offer employment to the Transferred Employees for positions comparable to the positions in which such Transferred Employees are employed by the applicable Sellers immediately prior to the applicable Closing Date. Sellers shall not provide Employees' personnel files to the Purchaser. Purchaser shall have an individual, signed agreement with each Transferred Employee providing that he or she is an employee of Purchaser and not the applicable Seller.

         6.3     Compensation and Benefits.

                 6.3.1 Purchaser agrees to provide the Transferred Employees compensation at 90% or more of that paid to them by the applicable Seller immediately prior to the applicable Closing Date, with compensation defined as base pay plus incentive compensation target, if applicable. Purchaser agrees to provide the Transferred Employees employee benefits and policies comparable to the employee benefits and policies provided to the other employees of Purchaser, except as additionally required in this Section 6.3, Section 6.4, or elsewhere in this Agreement.

                 6.3.2 Purchaser agrees to credit and to continue to credit each Transferred Employee with the service credited with the applicable Seller for all purposes, including, but not limited to, the Purchaser's policies on vacation eligibility, savings plan participation, health care enrollment, severance benefits, seniority and any applicable vesting or waiting periods under any benefit plan.

                 6.3.3 To the extent that Purchaser's benefit plans provide medical or dental welfare benefits after the applicable Closing Date, Purchaser shall provide that expenses incurred on or before the applicable Closing Date under the applicable Seller's medical and dental welfare plans with respect to the Transferred Employees and their covered dependents shall be credited under the Purchaser's medical and dental welfare benefit plans for purposes of satisfying the initial general deductible, co-insurance and maximum out-of-pocket provisions for such Transferred Employees and their covered dependents, provided, however, that no credit shall be given for purposes of satisfying specific deductible, co-insurance and maximum out-of-pocket requirements applicable to specific conditions or procedures. Pre-existing condition restrictions imposed in connection with medical and dental insurance benefits shall not apply to the Transferred Employees to the extent that any such pre-existing conditions with respect to Transferred Employees (or their dependents) were covered under the medical and dental welfare benefit plans of the applicable Seller on the applicable Closing Date and to the extent that such condition is otherwise covered under the Purchaser plan. Except as set forth in Section 6.1, Transferred Employee coverage under Purchaser's benefit plans shall commence as of the applicable Closing Date.

                 6.3.4 All course work of a Transferred Employee currently in progress for which either Seller has approved tuition aid shall be paid for by the applicable Seller. Course work that has been approved by the applicable Seller and paid for by the employee by the applicable Closing Date but not yet started and is subject to reimbursement to the employee under the applicable Seller's tuition aid policy shall be reimbursed by the applicable Seller. "Course work" does not mean a degree program, but only refers to the specific class in progress during a particular term in that school.

         6.4 Minimum Employment Period. Purchaser shall not relocate any of the Transferred Employees for a minimum period of twelve (12) months after the applicable Closing Date. Although Purchaser does not currently anticipate any reductions-in-force ("RIF"), if within twelve (12) months after the applicable Closing Date the Purchaser engages in a RIF, Purchaser will provide to those Transferred Employees who are subject to a RIF severance pay in an amount equal to six (6) months of the affected Transferred Employee's base pay and continuation of coverage under Purchaser's benefits for a period of six (6) months. Such severance pay shall not apply to Purchaser's termination of a Transferred Employee's employment for cause.

         6.5 Hiring Process. Purchaser shall be solely responsible for any and all communications it makes to any employees of either Seller during the process of making offers of employment regardless of Sellers' involvement in such process or receipt of documents and materials to be distributed to any employees of either Seller. Purchaser shall comply with all laws in connection with its communications to Sellers' employees, the process of offering employment to them, and the hiring and transition of such employees. Between the date hereof and the applicable Closing Date, the Purchaser shall, maintain adequate trained human resources staff on site at each of the Sellers' facilities who shall be responsible for the offer process and the transition of the Transferred Employees from each Seller to Purchaser. The Purchaser shall maintain a full time human resources representative on site at each facility commencing on the applicable Closing Date. In addition, Purchaser shall maintain a toll free hotline Monday through Friday on an eight (8) hour per day basis for a period of thirty (30) days after the applicable Closing Date dedicated to responding to Transferred Employee questions and concerns.

         6.6 Solicitation. For a period of twelve (12) months from and after the applicable Closing Date, Purchaser shall not directly or indirectly, or by action in concert with others, solicit or attempt to solicit any employee of either the Commercial Avionics Systems Division of AlliedSignal Avionics Inc. or the Aerospace Equipment Systems Business Unit of AlliedSignal Inc. without the prior written authorization of the applicable Seller, other than the Employees listed on Exhibit A6.1 and Exhibit B6.1. Purchaser acknowledges that any violation of the restriction contained in this Section will result in irreparable injury to the applicable Seller for which monetary damages will not be an adequate remedy. Purchaser therefore acknowledges that, if such restriction is violated, the applicable Seller shall be entitled to equitable relief, including, but not limited to a temporary restraining order and preliminary or permanent injunctive relief, in addition to any other remedies which it may have. For a period of twelve (12) months from and after the applicable Closing Date, neither Seller shall directly or indirectly, or by action in concert with others, solicit or attempt to solicit any employee of Purchaser without the prior written authorization of the Purchaser. Each Seller acknowledges that any violation of the restriction contained in this Section will result in irreparable injury to Purchaser for which monetary damages will not be an adequate remedy. Each Seller therefore acknowledges that, if such restriction is violated, the Purchaser shall be entitled to equitable relief, including, but not limited to a temporary restraining order and preliminary or permanent injunctive relief, in addition to any other remedies which it may have.

         6.7 Confidentiality. In addition to Purchaser's standard employee confidentiality agreement, a separate confidentiality agreement will be required of all employees and contractors of Purchaser working in the Avionics Facility, as defined below, or in the AES Facility, as defined below, due to the shared tenancy relationship at those sites. This separate confidentiality agreement will be subject to approval by the applicable Seller.

         6.8 Control. Purchaser shall have and maintain complete control over its employees, including but not limited to the Transferred Employees, including the right to hire, discharge, replace, evaluate and direct their activities subject to the limited restriction on termination contained in Section 6.4.

         6.9 Health Care Continuation Liability. Purchaser agrees to pay and be responsible for all liability, cost, expense, taxes and sanctions under
Section 4980B of the Internal Revenue Code (the "Code"), interest and penalties imposed upon, incurred by, or assessed against Purchaser or any Seller that arise by reason of or relate to any failure to comply with the health care continuation coverage requirements of Section 4980B of the Code and Sections 601 through 608 of ERISA, as amended, which failure occurs after the applicable Closing Date with respect to any Transferred Employee or any qualified beneficiary (as defined in Section 4980B(g)(1)) of such Transferred Employee.

         6.10    Indemnification.

                 6.10.1 Neither Seller shall in any manner be responsible for any liability, claim or obligation which in any way arises out of the Purchaser's employment of the Transferred Employees, except as may arise from or relate to Sellers' communications with or treatment of the Employees prior to the applicable Closing Date. Purchaser agrees to indemnify and hold each Seller harmless from any liability, claim or obligation arising from or relating to the Transferred Employees or beneficiaries of Transferred Employees which in any way arises from or relates to Purchaser's employment of the Transferred Employees, except as may arise from or relate to Sellers' communications with or treatment of the Employees prior to the applicable Closing Date.

                 6.10.2 Purchaser shall not in any manner be responsible for any liability, claim or obligation which in any way arises out of the applicable Seller's employment of the Transferred Employees prior to the applicable Closing Date, except as may arise from or relate to Purchaser's communications with or treatment of the Employees prior to the applicable Closing Date. Each Seller agrees to indemnify and hold Purchaser harmless from any liability, claim or obligation arising from or relating to the Transferred Employees or beneficiaries of Transferred Employees which in any way arises from or relates to the applicable Seller's employment of the Transferred Employees prior to the applicable Closing Date, except as may arise from or relate to Purchaser's communications with or treatment of the Employees prior to the applicable Closing Date.

         6.11    Special Payments.

                 6.11.1 Purchaser and Sellers have agreed that they will offer a special payment (the "Special Payment") to Transferred Employees as consideration for the execution and delivery of a release agreement in the form of Exhibit C6.11 ("Employee Release"). The Special Payment shall be equal in the aggregate to eight (8) weeks of the Transferred Employee's base salary at the time of termination of the Transferred Employee's employment with the applicable Seller, minus legally required payroll and income tax deductions, and shall be paid in two equal lump sum payments. The first payment (four weeks of base salary) will be made eight (8) calendar days after Purchaser receives the signed Employee Release or eight (8) calendar days after the Transferred Employee commences work with Purchaser, whichever is later. The second payment (four weeks of base salary) will be made ninety (90) calendar days after the Transferred Employee commences work with Purchaser, provided that the Transferred Employee is still employed by Purchaser at that date.

                 6.11.2 The parties agree that the execution of the Employee Release is not a condition to an Employee's offer of employment with Purchaser or a Transferred Employee's continued employment with Purchaser, nor does it affect Purchaser's ability to terminate a Transferred Employee for cause.

                 6.11.3 The Special Payment will be funded by the Sellers with whom each particular Transferred Employee receiving a Special Payment was employed immediately prior to the applicable Closing. Such amounts will be paid within thirty (30) days after the applicable Seller's receipt of invoice from Purchaser. Along with any such invoice, Purchaser shall provide each Seller with a report of the aggregate amount of the Special Payment paid to such Transferred Employees, along with supporting data as reasonably requested by Sellers. Sellers shall have the right to audit Purchaser's records and reports with respect to the Special Payment.

                 6.11.4 Administration of the execution of the Employee Release will be conducted by Purchaser in accordance with Sellers' instructions. If Purchaser disagrees with any aspect of Sellers' instructions, Purchaser and Seller shall discuss and use good faith efforts to resolve the disagreement. Each Seller, as applicable, will indemnify, defend and hold Purchaser harmless from and against any claims against Purchaser arising from or in connection with the administration of the Employee Releases obtained from such Seller's Employees, except to the extent that Purchaser does not follow Sellers' instructions in the administration process.

7.  REAL PROPERTY AND TRANSITION

         7.1 Sublease Agreement. At the Avionics Closing, Purchaser and AlliedSignal Inc. shall execute the sublease agreement attached hereto as Exhibit A7.1, pursuant to which Purchaser will lease a portion of Avionics' building located at 2100 Northwest 62 Street, Ft. Lauderdale, Florida (the "Avionics Facility") commencing upon the Closing Date, (the "Sublease Agreement"). The Sublease Agreement will also provide for the allocation of cost and responsibility of certain shared services during the term of the Sublease Agreement.

         7.2 License Agreement. At the AES Closing, Purchaser and AES shall execute the real property license agreement attached hereto as Exhibit B7.2, pursuant to which Purchaser will receive a license to use a portion of AES's facility located at 11100 N. Oracle Road, Tucson, Arizona 85737-9588 (the "AES Facility") for a term to end no later than March 31, 1998 (the "Premises License").

         7.3 Transition Agreement. At the applicable Closing, Purchaser and Sellers shall execute the transition agreement attached hereto as Exhibit A7.3, with respect to Avionics and Exhibit B7.3 with respect to AES, pursuant to which Sellers will provide Purchaser with certain services in connection with the transition of the Business to Purchaser (the "Transition Agreement"). Prior to the applicable Closing, Purchaser and the applicable Seller shall finalize the project implementation plan to be attached as an exhibit to the respective Transition Agreement (in the form of Gannt charts).

8.  PRE-CLOSING COVENANTS

         8.1 Access to Records and Properties. From the date hereof until the latest Closing Date or earlier termination of this Agreement, Sellers will:

                 8.1.1 provide Purchaser, its officers, counsel and other representatives with reasonable access to the Assets, the principal personnel and representatives of Seller, and such books and records pertaining to the Business as Purchaser may reasonably request, during Seller's regular business hours, provided that Purchaser has provided Sellers with reasonable prior notice, and provided further that Purchaser agrees that such access will be requested and exercised with due regard to minimizing interference with the operations of the Business and provided that disclosure would not violate the terms of any agreement to which either Seller is bound or any applicable law or regulation; and

                 8.1.2 make available to Purchaser for inspection and review all documents, or copies thereof, listed in the Schedules hereto, and all files, records and papers of any and all proceedings and matters listed in the Schedules hereto, except to the extent prohibited or restricted by law, regulation, contract with a third party or where the documents are subject to the attorney-client or work product privilege.

         8.2 Public Announcements. On and after the date hereof and through the latest Closing Date, neither of the parties shall issue any press release or make any public statement relating to the subject matter of this Agreement (other than communications with persons in the ordinary course of business relating to a press release otherwise permitted by this Agreement) prior to obtaining the other party's approval, which approval shall not be unreasonably withheld, except that no such approval shall be necessary to the extent that counsel to the party proposing to make such disclosure advises such party that such disclosure is required by law or a listing agreement or such disclosure is reasonably prudent to avoid potential liability on the part of any person under the federal securities laws. Any advice of counsel shall be confirmed in writing and promptly delivered to the other party.

         8.3 Consents. Prior to the Avionics Closing: (i) Purchaser, at its sole cost and expense shall have obtained any and all material governmental permits, licenses approvals, certifications of inspection , filings, franchise and other authorizations or shall have received such other concurrences as may be required in order for it to conduct the Avionics Business and use and operate the Avionics Assets on the Avionics Closing Date; and (ii) Avionics shall at its sole cost and expense obtain any third party consents required for the assignment of the Avionics Contracts and transfer of the Avionics Assets to Purchaser.

         8.4 Operation of the Business. From and after the date of this Agreement and until the respective Closing Date or as otherwise contemplated by this Agreement or as Purchaser shall otherwise consent in writing, each Seller:

                 8.4.1 will carry on the Business in the ordinary course and in substantially the same manner as heretofore, including without limitation keeping in full force and effect insurance comparable in amount and scope to the coverage maintained by it (or on behalf of it) on the date hereof, and will not acquire any assets or properties, or enter into any other transaction, other than in the ordinary course of business consistent with past practice;

                 8.4.2 will not permit all or any of the Assets (real or personal, tangible or intangible) to be sold, licensed or subjected to any lien or other encumbrance except in dispositions of inventory or of worn-out or obsolete equipment for fair value in the ordinary course of business consistent with past practices;

                 8.4.3 will operate the Business in compliance in all material respects with all applicable federal, state and local laws and regulations;

                 8.4.4  will maintain its inventory levels in a manner and in an amount consistent with past practice;

                 8.4.5 will not grant any general increase in the compensation of Transferred Employees (including any such increase pursuant to any bonus, pension, profit-sharing, vacation or other plan or commitment) or grant any increase in the compensation payable or to become payable to any Transferred Employee, except with the prior consent of Buyer;

                 8.4.6 will not take any action that would cause any of the representations and warranties made by Sellers in this Agreement not to remain true and correct;

                 8.4.7  will not modify, amend in any material respect or
                   terminate any Contract; and

                 8.4.8 will continue to maintain, in all material respects, the Assets in accordance with present practice in a condition suitable for their current use.

9.  CLOSING

         9.1     Closing and Asset Transfer Dates; Risk of Loss.

                 9.1.1 Avionics Closing and Closing Date. The consummation of the transactions contemplated hereby with respect to Avionics, will take place at the offices of Klein & Martin, 2029 Century Park East, Suite 2550, Los Angeles, California 90067 on August 11, 1997 or on such other date and time as may be mutually agreed upon by the parties in writing (the "Avionics Closing"). The date upon which the Avionics Closing occurs is referred to herein as the "Avionics Closing Date". With respect to Avionics, the Asset Transfer Date will occur on the Avionics Closing Date. The Avionics Closing shall be effective as of 12:01 a.m. Florida time on August 11, 1997 or such other date and time as the parties may agree in writing. Any amounts payable by Purchaser to Avionics at the Avionics Closing shall be wire transferred to Avionics' account by the close of the last business day immediately preceding the Avionics Closing Date. The parties agree to maintain a period of at least two
(2) weeks between the date hereof and the Avionics Closing Date.


                 9.1.2 AES Closing and Closing Date. The consummation of the transactions contemplated hereby with respect to AES, other than the actual transfer of Assets and Assumed Liabilities, will take place at the offices of Klein & Martin, 2029

Century Park East, Suite 2550, Los Angeles, California 90067 on August 4, 1997 or on such other date and time as may be mutually agreed upon by the parties in writing (the "AES Closing"). The date upon which the AES Closing occurs is referred to herein as the "AES Closing Date". The AES Closing shall be effective as of 12:01 a.m. local time on August 4, 1997 or such other date and time as the parties may agree in writing. Any amounts payable by Purchaser to AES at the AES Closing shall be wire transferred to AES' account by the close of the last business day immediately preceding the AES Closing Date. The parties agree to maintain a period of at least two (2) weeks between the date hereof and the AES Closing Date.

                 9.1.3 AES Asset Transfer Date. The transfer of Assets and Assumed Liabilities with respect to AES ("AES Asset Transfer") will take place on the date specified by Purchaser in connection with the establishment of a facility at which Purchaser shall continue the portion of the Business theretofore operated by AES, unless otherwise specified in the AES Transition Agreement (the "Asset Transfer Date"). Such facility shall be in or within fifty miles of Tucson, Arizona. Purchaser shall use its best efforts to cause the Asset Transfer Date to occur on or before December 31, 1997, but the Asset Transfer Date shall in no event extend later than April 30, 1998.

                 9.1.4 Avionics. With respect to Avionics, the Asset Transfer Date will occur on the Avionics Closing Date.

                 9.1.5 Risk of Loss. Any contrary statement or provision herein or in any Exhibit hereto or any other document or instrument delivered in connection with the transactions contemplated hereby notwithstanding, risk of loss with respect to the Assets of each Seller shall remain with and be borne by such Seller until the Asset Transfer Date with respect to such Seller.

10.  CONDITIONS TO CLOSING

         10.1 Conditions to the Obligations of Purchaser. The obligations of Purchaser under this Agreement are subject to the fulfillment prior to or at their respective Closing of each of the following conditions, any one or more of which may be waived by Purchaser in its sole discretion:

                 10.1.1 No injunction or restraining order shall be in effect to forbid or enjoin, and no suit, action or proceeding shall be pending or threatened to prohibit, nullify or otherwise adversely affect the consummation of the transactions contemplated by this Agreement and the Exhibits hereto or Purchaser's ownership, use or enjoyment of the Business or any part thereof.

                 10.1.2 The representations and warranties of Sellers contained in this Agreement or in any Exhibit hereto or certificate, document or other instrument delivered pursuant hereto or in connection with the transactions contemplated hereby shall be complete, true and correct in all material respects, without regard to materiality limitations contained in such representations and warranties, on the respective Closing Date, with the same force and effect as though such representations and warranties had been made on and as of the respective Closing Date, except to the extent any such representation or warranty are made as of a specified date, in which case such representation or warranty shall be complete, true and correct in all material respects as of the date specified.

                 10.1.3 Each Seller shall have performed all of its material covenants, obligations and agreements contained in this Agreement to be performed and complied with by it prior to the respective Closing Date.

                 10.1.4 Purchaser shall have received all certificates, instruments, agreements, and other documents to be delivered pursuant to
Section 12.1.

                 10.1.5 Purchaser shall have obtained any and all material governmental permits, licenses approvals, certifications of inspection , filings, franchise and other authorizations or shall have received such other concurrences as may be required in order for it to conduct the Avionics Business and use and operate the Avionics Assets on the Avionics Closing Date.

                 10.1.6 Avionics shall have obtained any third party consents required for the assignment of the Avionics Contracts and transfer of the Avionics Assets to Purchaser.

         10.2 Conditions to the Obligations of Sellers. The obligations of each Seller under this Agreement are subject to the fulfillment, prior to their respective Closing, of each of the following conditions, any one or more of which may be waived by the respective Seller in its sole discretion:

                 10.2.1 No injunction or restraining order shall be in effect to forbid or enjoin, and no suit, action or proceeding shall be pending or threatened to prohibit, nullify or otherwise adversely affect, the consummation of the transactions contemplated by this Agreement.

                 10.2.2 The representations and warranties of Purchaser contained in this Agreement or in any Exhibit hereto or certificate, document or other instrument delivered pursuant hereto or in connection with the transactions contemplated hereby shall be complete, true and correct in all material respects, without regard to materiality limitations contained in such representations and warranties, on the applicable Closing Date, with the same force and effect as though such representations and warranties had been made on and as of the applicable Closing Date, except to the extent any such representation or warranty are made as of a specified date, in which case such representation or warranty shall be complete, true and correct in all material respects as of the date specified.

                 10.2.3 Purchaser shall have performed all of its material covenants, obligations and agreements contained in this Agreement to be performed and complied with by the applicable Closing Date.

                 10.2.4 Sellers shall have received all certificates, instruments, agreements and other documents to be delivered pursuant to Section 12.2.

                 10.2.5 Sellers shall have received that portion of the Purchase Price payable at the applicable Closing.

                 10.2.6 Purchaser shall have obtained any and all material governmental permits, licenses approvals, certifications of inspection , filings, franchise and other authorizations or shall have received such other concurrences as may be required in order for it to conduct the Avionics Business and use and operate the Avionics Assets on the Avionics Closing Date.

                 10.2.7 Avionics shall have obtained any third party consents required for the assignment of the Avionics Contracts and transfer of the Avionics Assets to Purchaser.

11.  TERMINATION AND SURVIVAL

         11.1 Termination. Both of the parties hereto shall use reasonable efforts to bring about the satisfaction of the conditions hereunder prior to and at respective Closings. Notwithstanding anything to the contrary set forth herein, this Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Avionics Closing:

                 11.1.1  by mutual written consent of Purchaser and Seller; or

                 11.1.2 by Purchaser or Seller, upon written notice to the other, if such other party or its affiliate has breached any material representation, warranty or covenant contained in this Agreement in any material respect, if the non-breaching party has notified the breaching party of the breach in writing and the breach has continued without cure for a period of thirty days after notice of the breach; or

                 11.1.3 by Purchaser or Seller, upon the earlier of September 30, 1997 or the issuance of a preliminary injunction enjoining the Closing of the transactions contemplated herein with an outcome adverse to the parties.

         11.2 Effect of Termination. If this Agreement is terminated pursuant to Section 11.1, this Agreement shall become void and of no further force and effect, and neither of the parties hereto (nor their respective affiliates, directors, shareholders, officers, employees, agents, consultants, attorneys-in-fact or other representatives) shall have any liability in respect of such termination; provided, however, that if such termination is effected pursuant to Section 11.1.2 and the failure to consummate the transactions contemplated hereby was the result of any of the conditions to the applicable Closing having not been fulfilled by reason of the breach by either of the parties of its covenants, representations and/or warranties set forth in this Agreement or in any agreement, document or instrument ancillary hereto, the party having so breached shall remain liable to the other party.

12.  CLOSING DOCUMENTS

         12.1 Documents to be Delivered by Sellers. At the respective Closings (except as otherwise specified in this Section 12.1), the applicable Seller shall deliver to Purchaser the following documents as appropriate:

                 12.1.1 A Secretary's Certificate attaching copies of Seller's corporate action authorizing the execution, delivery and performance of this Agreement and the transactions contemplated hereby, providing evidence of the signatures and incumbency of each person signing any document or instrument delivered by Sellers to Purchaser in connection with the transactions contemplated hereby, and such other information and certifications relevant to the due authorization, execution and delivery of this Agreement as Purchaser may reasonably request, all certified by a Secretary, Assistant Secretary or other appropriate officer of Seller;

                 12.1.2 Executed bills of sale or other appropriate instruments of transfer with respect to all of the Assets not transferred or assigned by any other documents or instruments described in this Section in the form of Exhibit A12.1.2, with respect to Avionics;

                 12.1.3 Executed assignment and assumption agreements with respect to the Contracts in the form of Exhibit A12.1.3, with respect to Avionics;

                 12.1.4 Executed assumptions of liability by which Purchaser will assume the Assumed Liabilities pursuant to Section 3.1 in the form of Exhibit A12.1.5, with respect to Avionics;

                 12.1.5 An executed License Agreement covering the Licensed Intellectual Property in the form attached hereto as Exhibit C1.4 (to be delivered at the AES Closing);

                 12.1.6 A certificate of an appropriate officer of each Seller relating to the representations, warranties and covenants of each Seller made herein.

                 12.1.7 An executed Sublease Agreement in the form attached hereto as Exhibit A7.1 (to be delivered at the Avionics Closing);

                 12.1.8 An executed Premises License in the form attached hereto as Exhibit B7.2 (to be delivered at the AES Closing);

                 12.1.9 An executed Transition Services Agreement in the form attached hereto as Exhibit A7.3, with respect to Avionics, and Exhibit B7.3, with respect to AES;

                 12.1.10 An executed Long Term Agreement in the form of Exhibit C12.1.11 (to be delivered at the AES Closing);


                 12.1.11  Any other document reasonably necessary to effectuate the transactions contemplated hereby.

         12.2 Documents to be Delivered by Purchaser. At the respective Closings, Purchaser shall pay the Purchase Price to Sellers by wire transfer as directed in writing by the Sellers and shall execute where applicable and deliver to Sellers the following documents (except as otherwise specified in this Section 12.2):

                 12.2.1 A Secretary's Certificate attaching copies of resolutions of Purchaser authorizing the execution, delivery and performance of this Agreement and the transactions contemplated hereby, providing evidence of the signatures and incumbency of each person signing any document or instrument delivered by Purchaser to Sellers in connection with the transactions contemplated hereby and such other information and certifications relevant to the due authorization, execution and delivery of this Agreement as Seller's may reasonably request, all certified by a Secretary, Assistant Secretary or other appropriate officer of Purchaser;

                 12.2.2 Executed assignment and assumption agreements with respect to the Contracts in the form of Exhibits A12.1.3;

                 12.2.3 Executed documents of assignment with respect to each of the permits, licenses and authorizations listed in Exhibits A1.1.4 in form and content mutually agreeable to the parties;

                 12.2.4 Executed assumptions of liability by which Purchaser will assume the Assumed Liabilities pursuant to Section 3.1 in the form of Exhibit A12.1.5;

                 12.2.5 An executed License Agreement covering the Licensed Intellectual Property in the form attached hereto as Exhibit C1.4 (to be delivered at the AES Closing);

                 12.2.6 A certificate of an appropriate officer of Purchaser relating to the representations, warranties and covenants of Purchaser made herein.

                 12.2.7 An executed Sublease Agreement in the form attached hereto as Exhibit A7.1 (to be delivered at the Avionics Closing);

                 12.2.8 An executed Premises License in the form attached hereto as Exhibit B7.2 (to be delivered at the AES Closing);

                 12.2.9 An executed Transition Services Agreement in the form attached hereto as Exhibit A7.3, with respect to Avionics, and Exhibit B7.3, with respect to AES;

                 12.2.10 An executed Long Term Agreement in the form of Exhibit C12.1.11 (to be delivered at the AES Closing);

                 12.2.11  Evidence of financing as required by Section 5.4.

                 12.2.12  Any other document reasonably necessary to effectuate the transactions contemplated hereby.

13.  POST CLOSING OBLIGATIONS

         13.1 Further Assurances. From time to time after the respective Closings, without further consideration, the parties shall cooperate with each other and shall execute and deliver instruments of transfer or assignment, or such other documents to the other party as such other party reasonably may request to evidence or perfect Purchaser's right, title and interest to the Assets, and otherwise carry out the transactions contemplated by this Agreement.

         13.2 Access to Books and Records. After the respective Closing, Purchaser shall permit each Seller to have access to and the right to make copies of such of each Seller's books, records and files as constitute part of the Assets for any reasonable purpose at any time during regular business hours, such as for use in litigation or financial reporting, tax return preparation, or tax compliance matters. Prior to disposing of or destroying any such information or records, Purchaser shall afford each Seller a reasonable opportunity to segregate, remove or copy such books, records and files as such Seller may select.

         13.3    Cooperation.

                 13.3.1 Litigation. The parties shall reasonably cooperate with each other at the requesting party's expense in the prosecution or defense of any litigation or other proceeding arising from their respective operation of the Business.

                 13.3.2 Taxes. Sellers shall cooperate with Purchaser and shall provide Purchaser with such assistance as may reasonably be requested by Purchaser in connection with the preparation of any tax return and the conduct of any audit or other examination by any taxing authority or judicial or administrative proceedings relating to the Purchased Assets.

         13.4 Proprietary Information. Prior to the applicable Closing Dates, the Business was routinely supplied copies of proprietary and confidential information relating to strategic, technical, and/or marketing plans of Sellers and their affiliates and their various operations. Although Sellers have attempted to recover such information from the Business, some may still be present within the Business. Purchaser therefore agrees that it will not use such information for any purpose whatsoever, and shall destroy any remaining copies.

         13.5 Warranty Claims Assistance. Purchaser shall provide Sellers, their affiliated and parent entities, with such reasonable assistance as they may require with respect to warranty and products liability claims relating to the period prior to the Asset Transfer Date and arising from Sellers' use, sale or distribution of electronic assemblies prior to the Asset Transfer Date at the hourly rates set forth in the Long Term Agreement.

         13.6 Conditions to AES Asset Transfer. The obligations of AES and Purchaser to effect the AES Asset Transfer are subject to the fulfillment of the following conditions prior to the AES Asset Transfer Date: (i) Purchaser shall, at its sole cost and expense, obtain any and all material governmental permits, licenses approvals, certificates of inspection, filings, franchises and other authorizations as may be required in order for it to conduct the AES Business and use and operate the AES Assets on the AES Asset Transfer Date; and (ii) AES shall at its sole cost and expense obtain any third party consents required for the assignment of the AES Contracts and transfer of the AES Assets to Purchaser.

14.  INDEMNIFICATION

         14.1 Indemnification by Sellers. Each Seller shall defend, indemnify and hold harmless Purchaser and Purchaser's directors, shareholders, officers, employees, agents, affiliates, successors and assigns from and against any and all claims, liabilities, obligations, losses, costs, expenses (including, without limitation, reasonable legal, accounting and similar expenses), fines, damages (individually a "Loss" and collectively "Losses"), arising out of:

                 14.1.1 any breach or violation of any of the covenants made by Sellers in this Agreement or any agreement, certificate or similar document delivered pursuant hereto;

                 14.1.2 any breach of, or any inaccuracy or misrepresentation in, any of the representations or warranties made by Sellers in this Agreement or in any Schedule, agreement, instrument, certificate or similar document required to be delivered pursuant to the terms hereof;

                 14.1.3  any Retained Liability; or

                 14.1.4 any warranty or product liability claims with respect to electronic assemblies manufactured by Sellers prior to the applicable Closing Date.

         14.2 Indemnification by Purchaser. Purchaser shall defend, indemnify and hold harmless each Seller and such Seller's directors, shareholders, officers, employees, agents, representatives, affiliates, successors and assigns from and against any and all Losses arising out of:

                 14.2.1 any breach or violation of any of the covenants made by Purchaser in this Agreement or any agreement, certificate or similar document delivered pursuant hereto;

                 14.2.2 any breach of, or any inaccuracy in any of the representations or warranties made by Purchaser in this Agreement, or in any Schedule, agreement, certificate, instrument or similar documents required to be delivered pursuant to the terms hereof; or

                 14.2.3  any Assumed Liability;

                 14.2.4 any breach of the terms of Article 6 and any communications to the Employees by Purchaser during the hiring process and the manner Purchaser conducts the hiring process; and

                 14.2.5 the hiring of the Transferred Employees by Purchaser, the Purchaser's employment practices post-Closing, including, but not limited to hiring and firing of employees, the compensation, benefits, employment taxes, and treatment of the Transferred Employees by Purchaser and any failure of Purchaser to comply with all applicable laws in connection with its employees, including, but not limited to, the Transferred Employees.

         14.3    Indemnification Procedure.

                 14.3.1 Any party seeking indemnification hereunder (the "Indemnitee") shall notify the party liable for such indemnification (the "Indemnitor") in writing of any event, omission or occurrence which the Indemnitee has determined has given or could give rise to Losses which are indemnifiable hereunder (such written notice being hereinafter referred to as a "Notice of Claim"). Any Notice of Claim shall be given promptly after the Indemnitee becomes aware of such third party claim; provided, that the failure of any Indemnitee to give notice as provided in this Section 14.3 shall not relieve the Indemnitor of its obligations under this Section 14.3, except to the extent that the Indemnitor is actually prejudiced by such failure to give notice. A Notice of Claim shall specify in reasonable detail the nature and any particulars of the event, omission or occurrence giving rise to a right of indemnification. The Indemnitor shall satisfy its obligations hereunder, as the case may be, within thirty (30) days of its receipt of a Notice of Claim; provided, however, that so long as the Indemnitor is in good faith defending a claim pursuant to Section 14.3.2 below, its obligation to indemnify the Indemnitee with respect thereto shall be suspended.

                 14.3.2 Except as provided in Section 14.3.3 below, with respect to any third party claim, demand, suit, action or proceeding which is the subject of a Notice of Claim, the Indemnitor shall, in good faith and at its own expense, defend, contest or otherwise protect against any such claim, demand, suit, action or proceeding with legal counsel of its own selection.
The Indemnitee shall have the right, but not the obligation, to participate, at its own expense, in the defense thereof through counsel of its own choice and shall have the right, but not the obligation, to assert any and all cross claims or counterclaims it may have. So long as the Indemnitor is defending in good faith any such third party claim, demand, suit, action or proceeding, the Indemnitee shall at all times cooperate, at its own expense, in all reasonable ways with, make its relevant files and records available for inspection and copying by, and make its employees available or otherwise render reasonable assistance to, the Indemnitor. In the event that the Indemnitor fails to timely defend, contest or otherwise protect against any such third party claim, demand, suit, action or proceeding, the Indemnitee shall have the right, but not the obligation, to defend, contest, assert crossclaims or counterclaims, or otherwise protect against, the same and may make any compromise or settlement thereof and be entitled to all amounts paid as a result of such third party claim, demand, suit or action or any compromise or settlement thereof. Neither Sellers nor Purchaser shall make any compromise of asserted liability for which indemnification is or may be sought pursuant to this Section 14.3.2 if such compromise includes the payment of money or creates any obligation of the other party hereto, unless such other party shall have given its prior written consent to such compromise.

         14.4 Survival and Limitations. The provisions of this Article 14 shall survive the Closing Date. The warranties and representations of the Sellers contained in this

Agreement or in any instrument delivered pursuant hereto will survive the Closing Date and will remain in full force and effect thereafter for a period of one year after the Closing Date and shall be effective with respect to any inaccuracy therein or breach thereof, notice of which shall have been duly given within such one year period, in accordance with Section 14.3 hereof. Anything to the contrary contained herein notwithstanding, (i) Purchaser shall not assert any claim against either of the Sellers for indemnification hereunder unless and until the amount of such claim or claims shall exceed Two Hundred Thousand Dollars ($200,000) calculated on a cumulative basis and not a per item basis; (ii) Purchaser shall not be entitled to recover from the Sellers more than an aggregate of an amount equal to twenty five percent (25%) of the total Purchase Price with respect to all claims for indemnity or damages whether such claims are brought under this Article 14 or otherwise. The terms of the foregoing sentence shall not apply to Sellers' obligation to provide indemnification to Purchaser with respect to the matters set forth in Section
3.2 (Retained Liabilities), Article 6 (Employees and Employee Benefits), and
Section 14.6 (Environmental) and any matter to be performed by Sellers subsequent to the applicable Closing Date pursuant to this Agreement or any document delivered by Sellers pursuant to Section 12.

         14.5 Reduction for Insurance and Taxes. The amount (an "Indemnity Payment") which an Indemnifying Party is required to pay on behalf of any other party ("Indemnitee") pursuant to this Article 14 shall be reduced by the amount of any insurance proceeds actually received by or on behalf of the Indemnitee in reduction of the related indemnifiable loss. An Indemnitee which shall have received or on behalf of which there shall be paid an Indemnity Payment and which shall subsequently receive, directly or indirectly, insurance proceeds in respect of the related indemnifiable loss, shall pay to the Indemnifying Party the amount of such insurance proceeds or, if lesser, the amount of the Indemnity Payment.

         14.6 Environmental. Representations and warranties regarding, indemnifications for, and other provisions relating to, environmental matters are contained in the Sublease Agreement and the Premises License, and are expressly incorporated into this Agreement. For purposes of Section 4.10, the parties intend that the representations and warranties relating to environmental matters in the Sublease Agreement and Premises License, as such, are "expressly given" and "specifically provided" in this Agreement. Except for this Section 14.6, nothing in this Agreement shall be interpreted to diminish the effectiveness, limit the scope, or add to the obligations of such provisions. With respect to indemnifications, Sellers expressly assume the responsibilities and liabilities under the indemnifications applicable to Lessor under the Sublease Agreement and the Company under the Premises License. None of the limitations of Section 14.4(i) regarding the amount of claims, or 14.4(ii) regarding the amount of recovery, shall apply to environmental matters.

15.  MISCELLANEOUS

         15.1 Expenses. Except as specifically set forth elsewhere herein each of the parties hereto shall pay its own expenses and costs incurred or to be incurred by it in negotiating, closing and carrying out this Agreement.

         15.2 Notices. Any notice or communication given pursuant to this Agreement by a party hereto to the other party shall be in writing and hand delivered, or mailed by registered or certified mail, postage prepaid, return receipt requested (notices so mailed shall be deemed given when mailed), or sent via facsimile, with an original mailed as follows:

         If to Avionics:             AlliedSignal Avionics, Inc.
                                     11300 Corporate Avenue
                                     Lenexa, Kansas  66285-5995
                                     Attn:  Director of Materials

         If to AES:                  AlliedSignal Aerospace Equipment Systems
                                     1300 Warner Road
                                     Tempe, Arizona  85205
                                     Attn:  Director of Materials

         If to Purchaser:            EFTC Corporation
                                     7251 West th Street
                                     Greeley, Colorado  80634
                                     Attn:   Chief Administrative Officer
                                     Fax:    (970) 346-1706

         15.3 Confidentiality. Avionics and Purchaser have entered into a confidentiality agreement dated __________________ and AES and Purchaser have entered into a confidentiality agreement dated February 12, 1997. Notwithstanding any provision herein to the contrary, such confidentiality agreements shall survive the execution and delivery of this Agreement and the Closings except for Section 3 of each such agreement which shall terminate on the date hereof.

         15.4 Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         15.5 Entire Agreement. Except for the Confidentiality Agreement referred to in Section 15.3, this Agreement is the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior communications, representations, agreements and understandings between the parties hereto, whether oral or written, including, without limitation, any financial or other projections or predictions regarding the Sellers or the Business.

         15.6 Construction. When the context so requires, references herein to the singular number include the plural and vice versa and pronouns in the masculine or neuter gender include the feminine. The headings contained in this Agreement and the tables of contents, exhibits and schedules are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

         15.7 Assignment. This Agreement may not be assigned without the prior written consent of the other party hereto, which consent shall not unreasonably be withheld; except that Avionics may assign this Agreement to its parent entity without the prior written consent of any other party.

         15.8 Amendment. This Agreement may be amended only by written agreement duly executed by representatives of all parties hereto.

         15.9 Applicable Law. This Agreement shall be construed in accordance with the laws of the State of Delaware, disregarding its conflicts of laws principles which may require the application of the laws of another jurisdiction.

         15.10 Failure to Close. If for any reason this Agreement is terminated prior to Closing, each party shall promptly upon the request of any other party return to such other party all documents and other information (or notes made therefrom), including all originals and all copies thereof, theretofore delivered by or on behalf of such other party. Purchaser shall in any case comply with the terms of the Confidentiality Agreement referred to in
Section 15.3.

         15.11 No Third Party Rights. This Agreement is not intended and shall not be construed to create any rights in any parties other than Sellers and Purchaser and no other person shall assert any rights as a third party beneficiary hereunder.

         15.12 Exhibits. The Exhibits attached hereto are incorporated into this Agreement and shall be deemed a part hereof as if set forth herein in full. References herein to "this Agreement" and the words "herein," "hereof" and words of similar import refer to this Agreement (including Exhibits) as an entirety. In the event of any conflict between the provisions of this Agreement and any such Exhibit, the provisions of this Agreement shall control.

         15.13 Waivers. Any waiver of rights hereunder must be set forth in writing. A waiver of any breach or failure to enforce any of the terms or conditions of this Agreement shall not in any way affect, limit or waive either party's rights at any time to enforce strict compliance thereafter with every term or condition of this Agreement.

         15.14 Severability. If and to the extent that any court of competent jurisdiction holds any provisions (or any part thereof) of this Agreement to be invalid or unenforceable, such holding shall in no way affect the validity of the remainder of this Agreement.

         15.15 Arbitration. Any controversy, claim or dispute arising out of or relating to this Agreement or the transactions contemplated hereby or the breach, termination, enforcement, interpretation or validity hereof, including the determination of the scope or applicability of this agreement to arbitrate (collectively "Dispute"), shall be determined by arbitration in Phoenix, Arizona before a sole arbitrator. The following shall apply to any such arbitration:

                 15.15.1 The arbitration shall be administered by the American Arbitration Association ("AAA") pursuant to its Commercial Rules and Supplementary Procedures for Large, Complex Disputes.

                 15.15.2 The arbitrator shall not be an officer, employee, director or affiliate of any party hereto or of its affiliates. If the parties are unable to agree on an arbitrator within 30 days of the filing of the Demand for Arbitration, an arbitrator shall be selected pursuant to the rules and procedures of the AAA.

                 15.15.3 Any party may seek from any court interim or provisional relief that is necessary to protect the rights or property of that party, pending the appointment of the arbitrator or pending the arbitrator's determination of the merits of the controversy.

                 15.15.4 The parties shall bear their own costs and expenses, including attorneys' fees, but the arbitrator may, in the award, allocate all of the administrative costs of the arbitration (and mediation, if applicable), including the fees of the arbitrator and mediator, against the party who did not prevail.

                 15.15.5 The arbitration award shall be in writing and shall specify the factual and legal bases for the award. Judgment on the award may be entered in any court having jurisdiction.

IN WITNESS WHEREOF, Sellers and Purchaser have duly executed and delivered this Agreement as of the day and year first above written.

"AVIONICS"                                     ALLIEDSIGNAL AVIONICS INC.,
                                               a Kansas corporation

                                               By:      /s/ David Dittemore
                                               Title:   President

"AES"                                          ALLIEDSIGNAL INC.,
                                               a Delaware corporation,
                                               operating through its
                                               Aerospace Equipment Systems
                                               Business Unit

                                               By:      /s/ Daniel Burnham
                                               Title:   Executive Vice President

"PURCHASER"                                    EFTC CORPORATION,
                                               a Colorado corporation

                                               By:      /s/ Stuart Fuhlendorf
                                               Title:   Chief Financial Officer

                               TABLE OF EXHIBITS
                       "A" SERIES OF EXHIBITS RELATING TO
                                    AVIONICS

1.1.1                        List of Personal Property
1.1.3                        List of Contracts
2.1 Purchase Price and Payment Terms (and Attachment A thereto)
6.1                          Employees
7.1                          Sublease Agreement
7.3                          Transition Agreement
12.1.2                       Bill of Sale
12.1.3                       Assignment Agreement
12.1.5                       Assumption Agreement

                                  EXHIBIT A2.1
                                    AVIONICS
                                 PURCHASE PRICE


1. Avionics Assets Purchase Price. The purchase price to be paid for the Avionics portion of the Assets (the "Avionics Asset Purchase Price"), including the Avionics Raw Material Inventory and the Avionics Remaining Assets, as defined below, shall be established and paid in themanner set forth below:

         (a) Raw Material Inventory. The Avionics Raw Material Invetory shall be valued at its unburdened cost, which shall be equal to its book value, calculated in accordance with generally accepted accounting principles as in effect on the date hereof as consistently applied by Avionics ("Avionics GAAP"), divided by 1.175 (the "Avionics Raw Material Inventory Value").

                 (b) Work-in-Process Inventory. The portion of the Avionics Work-in-Process Inventory attributable to material shall be calculated in the same fashion as the value of the Raw Material Inventory. The portion of value for the Avionics Work-in-Process Inventory attributable to any electronic assembly for labor shall be equal to the product of (i) one half of the Avionics labor standard hours, as described in Attachment A to this Exhibit A2.1, for that electronic assembly, (ii) Purchaser's quoted hourly labor rate and (iii) the quantity of electronic assemblies with that labor standard. The value of the Avionics Work-in-Process Inventory shall be the sum of the material value plus the labor value (the "Avionics WIP Value").

                 (c) Finished Goods Inventory. The Avionics Finished Goods Inventory shall mean electronic assemblies described in Exhibit A to the Long Term Agreement that are not the subject of an open work order. The Avionics Finished Goods Inventory shall be valued at 95% of Purchaser's sale price to Avionics under the Long Term Agreement for the number of electronic assemblies to be purchased by Purchaser (the "Avionics Finished Goods Value").

         (d) Personal Property. The Avionics Personal Property shall be valued at its aggregate net book value as of the Closing Date, calculated in accordance with Avionics GAAP, less $1,150,000 (attributable to the Avionics License Fee (as defined below) (the "Avionics Personal Property Value").

         (e) Intellectual Property License Fee. An Intellectual Property License Fee of $1,150,000 (of an aggregate $1,250,000 fee) will be paid by Purchaser to AlliedSignal Technologies, Inc. ("ASTI") (the "Avionics License Fee") in conjunction with the Avionics Asset Purchase, with the balance to be paid in conjunction with the AES Asset Purchase Price described in Exhibit B2.1.

         The Avionics Assets to be acquired that are described in paragraphs
(b) though (d) of this Section 1 are referred to herein as the "Avionics Remaining Assets."

2. Payment Terms. At the Avionics Closing, the following amounts shall be due and payable in accordance with the Avionics Closing Statement: the sum of 50% of the Avionics Raw Material Inventory Value; the Avionics WIP Value; the Avionics Finished Goods Value; the Avionics Personal Property Value; and the Avionics License Fee (payable to ASTI). On December 31, 1997, the remaining 50% of the Avionics Raw Material Value shall be due and payable. The purchase price for the Avionics Assets is subject to final determination and adjustment as described in Sections 3 and 4 below.

3.       Purchase Price Calulation and Adjustment.

         (a) Initial Statement. Within two (2) days after the date of this Agreement, Avionics shall provide Purchaser with a statement separately specifying, in reasonable detail, the value of the Avionics Raw Material Inventory and the value of the Avionics Remaining Assets as of such date, each as specified above (the "Initial Statement")

         (b) Closing Statement. Within fifteen (15) days after the date of this Agreement, Purchaser and Avionics shall conduct a joint inventory and tangible personal property count to verify the accuracy of the Avionics Raw Materials Inventory and Avionics Remaining Assets listings set forth in the Initial Statement as of a date within two (2) days prior to the Avionics Closing Date and the parties shall mutually agree upon a written statement (the "Avionics Closing Statement") as to such count. The Avionics Closing Statement shall also contain the value of the Avionics Raw Material Inventory and the value of the Avionics Remaining Assets as calculated by Avionics as of such date.

         (c) Final Statement. Not more thann five (5) days after the Closing, Avionics shall provide Purchaser with a final statement (the "Final Statement") separately specifying, in reasonable detail, the final value of the Avionics Raw Material Inventory and any applicable adjustments to the final value of the Avionics Remaining Assets, which will constitute the "Final Statement Valuation" and will reflect all changes to the Closing Statement from the date of the Closing Statement to the Avionics Closing Date. Purchaser shall have seven (7) days to review and agree upon the Final Statement Valuation. If Purchaser notifies Avionics of any disagreement with all or part of the Final Statement then the parties shall negotiate in good faith for a period of fifteen (15) days to mutually agree upon any resulting adjustment, which adjustment shall result in a corresponding adjustment to the Final Statement If the parties are unable to reach agreement within such fifteen
(15) days, such dispute shall be resolved byarbitration as provided in Section 15 of the Agreement. Purchaser shall pay Avionics or Avionics shall pay Purchaser the amount of the Avionics Purchase Price underpaid or overpaid the Avionics Closing, as the case may be, such payment to be made within thirty
(30) days after final agreement or determination.

4.       Post Closing Adjustment.

         (a) Adjustment at 12 Months After Closing. Any Avionics Raw Material Inventory Subject to Repurchase, as defined below, that has not been used or consumed by Purchaser within twelve (12) months after the Avionics Closing Date and that is not forecast for use in connection with the Long Term Agreement at the end of such twelve (12) month period for the subsequent twelve (12) month period shall be repurchased by Avionics. Purchaser shall provide Avionics with written notice of any such repurchase obligation within forty-five (45) days after the expiration of such twelve (12) month period. Avionics shall have the right to audit any such report, and Purchaser agrees to cooperate in any such audit. Avionics shall pay any undisputed amounts resulting from such calculations by Purchaser within thirty
(30) days from receipt of notice. If the parties are unable to reach agreement within thirty (30) days, any such dispute shall be resolved by arbitration as provided in Section 15 of the Agreement, and payment shall be made within thirty (30) days after resolution.

         (b) Adjustment at 24 Months After Closing. Any Avionics Raw Material Inventory Subject to Repurchase, as defined below, that was not used or consumed by Purchaser within twelve (12) months after the Avionics Closing Date not repurchased by Avionics because its use was forecast in connection with the Long Term Agreement and that has not been used or consumed by Purchaser within twenty-four (24) months after the Avionics Closing Date shall be repurchased by Avionics under procedures comparable to those provided above for repurchases at the end of the first twelve (12) month period.

         (c) Method of Calculation. For the purposes of calculating the amount of any post-closing adjustment pursuant to Paragraph 4(a), the following formula shall apply:

         Avionics Raw Material    =            Starting Quantity Less Amount Used
         Inventory Subject to                  Less Forecast Amounts
         Repurchase

         "Starting Quantity"      =            The count of the applicable item of Raw
                                               Material inventory as shown on the Final
                                               Statement

         "Amount Used"            =            The quantities of such item (i) actually used by
                                               Purchaser in its operations at its Fort Lauderdale
                                               facility, regardless of whether production was for
                                               Avionics or another customer, or (ii) reallocated by
                                               Purchaser for use in another facility

         "Forecast Amount"        =            The quantity of such item shown on Avionics' most
                                               recent forecast supplied to Purchaser of its
                                               requirements for electronic assemblies during the period
                                               between twelve (12) months after the Avionics Closing and
                                               twenty four (24) months after Avionics Closing.

         Purchaser shall use its best efforts to minimize the amount of the adjustment contemplated by this Section through the internal reallocation of such inventory to other areas of Purchaser's business.

         (d) Repurchase Price. The price at which Avioncs shall repurchase any Raw Materials Inventory shall be equal to the same price paid by Purchaser for such Raw Materials Inventory at the Avionics Closing plus an amount equal to interest calculated on such amount at the rate of 9% per annum.

5. Audit. If there is a good faith dispute regarding the calculation of the Avionics Asset Purchase Price or any adjustment thereto made pursuant to the terms of this Exhibit A2.1, Purchaser shall have the right to conduct an audit of the relevant aspects of Avionics' books and records, and Avionics agrees to cooperate in any such audit.

                               TABLE OF EXHIBITS
                       "B" SERIES OF EXHIBITS RELATING TO
                                      AES

1.1.1                        List of Personal Property
1.1.3                        List of Contracts
2.1 Purchase Price and Payment Terms (and Attachment A thereto)
6.1                          Employees
7.2                          Premises License
7.3                          Transition Agreement
12.1.2                       Bill of Sale
12.1.3                       Assignment Agreement
12.1.5                       Assumption Agreement

                                  EXHIBIT B2.1
                                      AES
                                 PURCHASE PRICE


1. AES Asset Purchase Price. The purchase price to be paid for the AES portion of the Assets (the "AES Asset Purchase Price"), including any AES Raw Material Inventory and the AES Remaining Assets, as defined below, shall be established and paid in the manner set forth below:

                 (a) Raw Material Inventory. The AES Raw Material Invetory shall be valued at its unburdened cost, which shall be equal to its book value, calculated in accordance with generally accepted accounting principles as in effect on the AES Asset Transfer Date as consistently applied by AES ("AES GAAP), divided by AES' material overhead, calculated in accordance with AES GAAP, as of the AES Asset Transfer Date (the "AES Raw Material Inventory Value"). The AES Raw Material Inventory shall be picked, transferred and purchased on or about the AES Asset Transfer Date.

         (b) Work-in-Process Inventory. The portion of the value of the AES Work-in-Process Inventory attributable to material shall be calculated in the same fashion as the value of the Raw Material Inventory. The portion of value of the AES Work-in-Process Inventory attributable to any electronic assembly for labor shall be equal to the product of (i) one half the AES labor standard hours, as described in Attachment A to this Exhibit B2.1 for that electronic assembly, (ii) Purchaser's quoted hourly labor rate, and (iii) the quantity of electronic assemblies with that labor standard. It is the intention of the parties to minimize the AES Work-in-Process Inventory to be purchased by Purchaser. The AES Work-in-Process Inventory shall be transferred and purchased by Purchaser on or about the AES Asset Transfer Date. The value of the AES Work-in-Process Inventory shall be the sum of the material value plus the labor value (the "AES WIP Value").

         (c) Finished Goods Inventory. The Avionics Finished Goods Inventory shall mean electronic assemblies described in Exhibit A to the Long Term Agreement that are not the subject of an open work order. The AES Finished Goods Inventory shall be valued at the product of 95% of Purchaser's sale price to AES under the Long Term Agreement for the number of electronic assemblies to be purchased by Purchaser (the "AES Finished Goods Value"). It is the intention of the parties to minimize the AES Finished Goods Inventory to be purchased. The AES Finished Goods Inventory shall be transferred and purchased on or about the AES Asset Transfer Date.

         (d) Personal Property. The AES Personal Property shall be valued at its aggregate net book value as of the Asset Transfer Date, calculated in accordance with AES GAAP, less $100,000 (attributable to the AES License Fee as defined below) (the "AES Personal Property Value").

         (e) Intellectual Property License Fee. An Intellectual Property License Fee of $100,000 (of an aggregate $1,250,000 fee) will be paid by Purchaser to ASTI (the "AES License Fee") in conjunction with the AES Asset Purchase Price described herein, with the balance to be paid in conjunction with the Avionics Purchase Price described in Exhibit A2.1.

         The AES Assets to be acquired that are described in paragraphs (b) though (d) of this Section 1 are referred to herein as the "AES Remaining Assets."

2. Payment Terms. Purchaser shall pay to AES at Closing (i) one-half of the projected AES Personal Property Value as of the AES Asset Transfer Date and
(ii) the AES License Fee (payable to ASTI). On or about the AES Asset Transfer Date (in any event not later than ten (10) days after the AES Asset Transfer
Date), Purchaser shall pay to AES the AES Raw Material Inventory Value, the AES WIP Value, the AES Finished Goods Value and the remaining one-half of the AES Personal Property Value. The purchase price for the AES Assets is subject to final determination and adjustment as described in Sections 3 and 4 below.

3.       Purchase Price Calculation and Adjustment.

         (a) Initial Statement. Within two (2) days after the date of this Agreement, AES shall provide Purchaser with a statement separately specifying, in reasonable detail, the items and net book value of the AES Personal Property as of such date, together with a projection of such net book value as of December 31, 1997.

         (b) Closing Statement. Within two (2) days prior to the AES Closing Date, Purchaser and AES shall mutually verify the identification of the items of AES Personal Property and AES shall provide Purchaser with a written statement (the "AES Closing Statement") reflecting the value of such items, the portion thereof to be paid at the AES Closing Date. Purchaser will make payment at the AES Closing in a manner consistent with the AES Closing Statement.

         (c) Inventory. Prior to the AES Asset Transfer Date, AES shall issue the AES Raw Material Inventory and shall prepare for shipment the AES Raw Material Inventory, AES Work-in-Process Inventory and the AES Finished Goods Inventory to be transferred to Purchaser. Purchaser shall participate in the process so described, such participation constituting its final audit of the AES count and identification of the material to be transferred. AES shall prepare an Asset Transfer Valuation Statement dated within two (2) days prior to the Asset Transfer Date which shall include the valuation of such Assets.
In addition, the Asset Transfer Valuation Statement shall also include a statement specifying the net book value of the AES Personal Property as of the actual Asset Transfer Date.

         (d) Final Statement. Within two (2) days after the AES Asset Transfer Date, Purchaser shall verify that the Asset Transfer Valuation Statement is consistent with the determination of its final audit. If no discrepancies are raised by Purchaser in writing within such period, the Asset Transfer Valuation Statement shall become the "Final Asset Transfer Statement". If Purchaser notifies AES of any disagreement with the Final Statement within such period, the parties shall negotiate in good faith for a period of fifteen (15) days to mutually agree on any resulting adjustment. If the parties cannot agree on a Final Asset Transfer Valuation Statement within fifteen (15) days after the AES Asset Transfer Date, such dispute shall be resolved by arbitration as provided in Section 15 of the Master Agreement. Purchaser shall pay AES the Final Asset Valuation within five (5) days of the mutual agreement as to the counts contained in the Final Asset Transfer Valuation Statement. Purchaser shall pay AES or AES shall pay Purchaser the amount of the AES Purchase Price underpaid or overpaid the AES Closing, as the case may be, such payment to be made within thirty (30) days after final agreement or determination.

4.       Post Closing Adjustment.

         (a) Adjustment at 12 Months After the AES Asset Transfer. Any AES RawMaterial Inventory Subject to Repurchase, as defined below, that has not been used or consumed by Purchaser within twelve (12) months after the AES Asset Transfer Date and that is not forecast for use in connection with the Long Term Agreement at the end of such twelve (12) month period for the subsequent twelve (12) month period shall be repurchased by AES. Purchaser shall provide AES with written notice of any such repurchase obligation within forty-five (45) days after the expiration of such twelve (12) month period.
AES shall have the right to audit any such report, and Purchaser agrees to cooperate in any such audit. AES shall pay any undisputed amounts resulting from such calculations by Purchaser within thirty (30) days from receipt of notice. If the parties are unable to reach agreement within thirty (30) days, any such dispute shall be resolved by arbitration as provided in Section 15 of the Agreement, and payment shall be made within thirty (30) days after resolution.

         (b) Adjustment At 24 Months After AES Asset Transfer. Any AES Raw Material Inventory Subject to Repurchase, as defined below, that was not used or consumed by Purchaser within twelve (12) months after the AES Asset Transfer Date not repurchased by AES because its use was forecast in connection with the Long Term Agreement and that has not been used or consumed by Purchaser within twenty-four (24) months after the AES Asset Transfer Date shall be repurchased by AES under procedures comparable to those provided above for repurchases at the end of the first twelve (12) month period.

         (c) Method of Calculation. For purposes of calculatin the amount of any post-closing adjustment pursuant to Paragraph 4(a), the following formula shall apply:

         AES Raw Material         =               Starting Quantity Less Amount Used
         Inventory Subject to                     Less Forecast Amounts
         Repurchase

         "Starting Quantity"      =               The count of the applicable item of Raw
                                                  Material inventory as shown on the Final
                                                  Statement

"Amount Used"            =                The quantities of such item (i) actually used
                                          by Purchaser in its operations at its Arizona
                                          facility, regardless of whether production was
                                          for AES or another customer, or (ii) reallocated
                                          by Purchaser for use in another facility

"Forecast Amount"        =                The quantity of such item shown on AES' most recent
                                          forecast supplied to Purchaser of its requirements
                                          for electronic assemblies during the period between
                                          twelve (12) months after the AES Asset Transfer and
                                          twenty four (24) months after AES Asset Transfer.

         Purchaser shall use its best efforts to minimize the amount of the adjustment contemplated by this Section through the internal reallocation of such inventory to other areas of Purchaser's business.

         (d) Repurchase Price. The price at which AES shall repurchase any Raw Materials Inventory shall be equal to the same price paid by Purchaser for such Raw Materials Inventory at the AES Asset Transfer plus an amount equal to interest calculated on such amount at the rate of 9% per annum.

5. Audit. If there is a good faith dispute regarding the calculation of the AES Asset Purchase Price or any adjustment thereto made pursuant to the terms of this Exhibit B2.1, Purchaser shall have the right to conduct an audit of the relevant aspects of AES' books and records, and AES agrees to cooperate in any such audit.

                             TABLE OF EXHIBITS "C"
                               SERIES OF EXHIBITS
                            RELATING TO BOTH PARTIES

1.4                          License Agreement (Intellectual Property)
6.11                         Employee Release
12.1.11                      Long Term Agreement

                               FIRST AMENDMENT TO
                           MASTER AGREEMENT REGARDING
                    ASSET PURCHASE AND RELATED TRANSACTIONS


         This First Amendment ("Amendment") dated as of July 31, 1997 is entered into with respect to that certain Master Agreement Regarding Asset Purchase and Related Transactions dated July 15, 1997 (the "Master Agreement") entered into and between AlliedSignal Avionics, Inc., a Kansas corporation ("Avionics"), AlliedSignal Inc., a Delaware corporation operating through its Aerospace Equipment Systems Business Unit ("AES"), and EFTC Corporation, a Colorado corporation (EFTC").

         The parties hereby agree to amend the Master Agreement in the manner set forth in Exhibit A, attached hereto and incorporated herein. This Amendment shall not otherwise change, amend, limit or affect any other provision of the Agreement, which shall continue in full force and effect.


                                        AlliedSignal Avionics, Inc.,
                                        a Kansas corporation

                                        By:      /s/ Tim Bibens
                                                 --------------
                                                 Tim Bibens

                                        Title:   Subcontracts Program Manager

                                        AlliedSignal Inc., a Delaware
                                        corporation operating through its
                                        Aerospace Equipment Systems Business
                                        Unit

                                        By:      /s/ John DeRusso
                                                 ----------------
                                                 John DeRusso

                                        Title:   Material Program Manager

                                        EFTC Corporation,
                                        a Colorado corporation

                                        By:      /s/ Stuart Fuhlendorf
                                                 ---------------------

                                        Title:   Chief Financial Officer

                                   EXHIBIT A
                         AMENDMENTS TO MASTER AGREEMENT

                              [SEE ATTACHED PAGES]

                 8.4.7  will not modify, amend in any material respect or
                   terminate any Contract; and

                 8.4.8 will continue to maintain, in all material respects, the Assets in accordance with present practice in a condition suitable for their current use.

9.  CLOSING

         9.1     Closing and Asset Transfer Dates; Risk of Loss.

                 9.1.1 Avionics Closing and Closing Date. The consummation of the transactions contemplated hereby with respect to Avionics, will take place at the offices of Klein & Martin, 2029 Century Park East, Suite 2550, Los Angeles, California 90067 on August 11, 1997 or on such other date and time as may be mutually agreed upon by the parties in writing (the "Avionics Closing"). The date upon which the Avionics Closing occurs is referred to herein as the "Avionics Closing Date". With respect to Avionics, the Asset Transfer Date will occur on the Avionics Closing Date. The Avionics Closing shall be effective as of 12:01 a.m. Florida time on August 11, 1997 or such other date and time as the parties may agree in writing. Any amounts payable by Purchaser to Avionics at the Avionics Closing shall be wire transferred to Avionics' account by the close of the last business day immediately preceding the Avionics Closing Date. The parties agree to maintain a period of at least two
(2) weeks between the date hereof and the Avionics Closing Date.


                 9.1.2 AES Closing and Closing Date. The consummation of the transactions contemplated hereby with respect to AES, other than the actual transfer of Assets and Assumed Liabilities, will take place at the offices of Klein & Martin, 2029 Century Park East, Suite 2550, Los Angeles, California 90067 on August 4, 1997 or on such other date and time as may be mutually agreed upon by the parties in writing (the "AES Closing"). The date upon which the AES Closing occurs is referred to herein as the "AES Closing Date". The AES Closing shall be effective as of 12:01 a.m. local time on August 4, 1997 or such other date and time as the parties may agree in writing. Any amounts payable by Purchaser to AES at the AES Closing shall be wire transferred to AES' account by the close of the last business day immediately preceding the AES Closing Date. The parties agree to maintain a period of at least two (2) weeks between the date hereof and the AES Closing Date.

                 9.1.3 AES Asset Transfer Date. The transfer of Assets and Assumed Liabilities with respect to AES ("AES Asset Transfer") will take place on the date specified by Purchaser in connection with the establishment of a facility at which Purchaser shall continue the portion of the Business theretofore operated by AES, unless otherwise specified in the AES Transition Agreement (the "Asset Transfer of this Agreement as Purchaser may reasonably request, all certified by a Secretary, Assistant Secretary or other appropriate officer of Seller;

                 12.1.2 Executed bills of sale or other appropriate instruments of transfer with respect to all of the Assets not transferred or assigned by any other documents or instruments described in this Section in the form of Exhibit A12.1.2, with respect to Avionics;

                 12.1.3 Executed assignment and assumption agreements with respect to the Contracts in the form of Exhibit A12.1.3, with respect to Avionics;

                 12.1.4 Executed assumptions of liability by which Purchaser will assume the Assumed Liabilities pursuant to Section 3.1 in the form of Exhibit A12.1.5, with respect to Avionics;

                 12.1.5 An executed License Agreement covering the Licensed Intellectual Property in the form attached hereto as Exhibit C1.4 (to be delivered at the AES Closing);

                 12.1.6 A certificate of an appropriate officer of each Seller relating to the representations, warranties and covenants of each Seller made herein.

                 12.1.7 An executed Sublease Agreement in the form attached hereto as Exhibit A7.1 (to be delivered at the Avionics Closing);

                 12.1.8 An executed Premises License in the form attached hereto as Exhibit B7.2 (to be delivered at the AES Closing);

                 12.1.9 An executed Transition Services Agreement in the form attached hereto as Exhibit A7.3, with respect to Avionics, and Exhibit B7.3, with respect to AES;

                 12.1.10 An executed Long Term Agreement in the form of Exhibit C12.1.11 (to be delivered at the AES Closing);

                 12.1.11  Any other document reasonably necessary to effectuate the transactions contemplated hereby.

         12.2 Documents to be Delivered by Purchaser. At the respective Closings, Purchaser shall pay the Purchase Price to Sellers by wire transfer as directed in writing by the Sellers and shall execute where applicable and deliver to Sellers the following documents (except as otherwise specified in this Section 12.2):

                 12.2.1 A Secretary's Certificate attaching copies of resolutions of Purchaser authorizing the execution, delivery and performance of this Agreement and the transactions contemplated hereby, providing evidence of the signatures and incumbency of each person signing any document or instrument delivered by Purchaser to Sellers in connection with the transactions contemplated hereby and such other information and certifications relevant to the due authorization, execution and delivery of this Agreement as Seller's may reasonably request, all certified by a Secretary, Assistant Secretary or other appropriate officer of Purchaser;

                 12.2.2 Executed assignment and assumption agreements with respect to the Contracts in the form of Exhibits A12.1.3;

                 12.2.3 Executed documents of assignment with respect to each of the permits, licenses and authorizations listed in Exhibits A1.1.4 in form and content mutually agreeable to the parties;

                 12.2.4 Executed assumptions of liability by which Purchaser will assume the Assumed Liabilities pursuant to Section 3.1 in the form of Exhibit A12.1.5;

                 12.2.5 An executed License Agreement covering the Licensed Intellectual Property in the form attached hereto as Exhibit C1.4 (to be delivered at the AES Closing);

                 12.2.6 A certificate of an appropriate officer of Purchaser relating to the representations, warranties and covenants of Purchaser made herein.

                 12.2.7 An executed Sublease Agreement in the form attached hereto as Exhibit A7.1 (to b delivered at the Avionics Closing);

                 12.2.8 An executed Premises License in the form attached hereto as Exhibit B7.2 (to be delivered at the AES Closing);

                 12.2.9 An executed Transition Services Agreement in the form attached hereto as Exhibit A7.3, with respect to Avionics, and Exhibit B7.3, with respect to AES;

                 12.2.10 An executed Long Term Agreement in the form of Exhibit C12.1.11 (to be delivered at the AES Closing);

         (d) Personal Property. The AES Personal Property shall be valued at its aggregate net book value as of the Asset Transfer Date, calculated in accordance with AES GAAP, less $100,000 (attributable to the AES License Fee as defined below) (the "AES Personal Property Value").

         (e) Intellectual Property License Fee. An Intellectual Property License Fee of $100,000 (of an aggregate $1,250,000 fee) will be paid by Purchaser to AlliedSignal Technologies, Inc. (the "AES License Fee") in conjunction with the AES Asset Purchase Price described herein, with the balance to be paid in conjunction with the Avionics Purchase Price described in Exhibit A2.1.

The AES Assets to be acquired that are described in paragraphs (b) though (d) of this Section 1 are referred to herein as the "AES Remaining Assets."

2. Payment Terms. Purchaser shall pay to AES AT THE AES CLOSING (i) one-half of the projected AES Personal Property Value as of the AES Asset Transfer Date AND (II) the AES LICENSE FEE. On or about the AES Asset Transfer Date (in any event not later than ten (10) days after the AES Asset Transfer
Date), Purchaser shall pay to AES the AES Raw Material Inventory Value, the AES WIP Value, the AES Finished Goods Value and the remaining one-half of the AES Personal Property Value. The purchase price for the AES Assets is subject to final determination and adjustment as described in Sections 3 and 4 below.

3.       Purchase Price Calculation and Adjustment.

         (a) Initial Statement. Within two (2) days after the date of this Agreement, AES shall provide Purchaser with a statement separately specifying, in reasonable detail, the items and net book value of the AES Personal Property as of such date, together with a projection of such net book value as of December 31, 1997.

         (b) Closing Statement. Within two (2) days prior to the AES Closing Date, Purchaser and AES shall mutually verify the identification of the items of AES Personal Property and AES shall provide Purchaser with a written statement (the "AES Closing Statement") reflecting the value of such items, the portion thereof to be paid at the AES Closing Date. Purchaser will make payment at the AES Closing in a manner consistent with the AES Closing Statement.

         (c) Inventory. Prior to the AES Asset Transfer Date, AES shall issue the AES Raw Material Inventory and shall prepare for shipment the AES Raw Material Inventory, AES Work-in-Process Inventory and the AES Finished Goods

                              SECOND AMENDMENT TO
                           MASTER AGREEMENT REGARDING
                    ASSET PURCHASE AND RELATED TRANSACTIONS

         This Second Amendment ("Amendment") is entered into as of August 11, 1997 with respect to that certain Master Agreement Regarding Asset Purchase and Related Transactions dated July 15, 1997 (the "Master Agreement") entered into and between AlliedSignal Avionics, Inc., a Kansas corporation ("Avionics"), AlliedSignal Inc., a Delaware corporation operating through its Aerospace Equipment Systems Business Unit ("AES"), and EFTC Corporation, a Colorado corporation (EFTC"), as amended by that certain First Amendment to Master Agreement Regarding Asset Purchase and Related Transactions.

         WHEREAS, Avionics and EFTC have not reached agreement on the specific items of Avionics Personal Property to transfer to EFTC under the Master Agreement;

         WHEREAS, Avionics and EFTC nonetheless desire to effect a transfer of the other Avionics assets and of the Transferred Employees as of the Avionics Closing Date, as originally scheduled to take place as of 12:01 am August 11, 1997;

         WHEREAS, in order to permit the parties additional time to resolve the issue of the Personal Property assets to be transferred, they have determined to defer the Avionics Asset Transfer Date with respect to the Avionics Personal Property, and also to defer the corresponding Intellectual Property License Fee, pursuant to the terms and conditions of this Amendment.

   NOW, THEREFORE, the parties hereby agree to amend the Master Agreement as follows:

         1. Inventory Transfer. The Asset Transfer Date with respect to the Avionics Inventory shall be deemed to be August 11, 1997 (the "Avionics Inventory Transfer Date"). All third party consents and governmental and other approvals required under Section 8.3 of the Master Agreement for the transfer of the Avionics Inventory and the performance by EFTC under the Long Term Agreement shall be obtained prior to the Avionics Inventory Transfer Date.
Risk of loss of the Avionics Inventory will pass to EFTC on the Avionics Inventory Transfer Date.

         2. Personal Property Transfer. The Avionics Personal Property shall transfer to EFTC at such time as the parties have determined the exact items of Personal Property to be transferred and have agreed upon the valuation of such Personal Property in writing. The Asset Transfer Date with respect to the Avionics Personal Property shall be August 18, 1997 or such other date as the parties may agree upon in writing (the "Avionics Personal Property Transfer Date"). All third party consents and governmental and other approvals required under Section 8.3 of the Master Agreement for the transfer of the Avionics Personal Property and the performance by EFTC under the Long Term Agreement shall be obtained prior to the Avionics Personal Property Transfer Date. Risk of loss of the Avionics Personal Property will pass to EFTC on the

Avionics Personal Property Transfer Date.

         3. Assumed Liabilities. Assumed Liabilities and Contracts shall transfer to EFTC as of the Inventory Transfer Date except those Assumed Liabilities that relate solely to the Avionics Personal Property, which shall transfer to EFTC as of the Avionics Personal Property Transfer Date.

         4. Employee Transfer. The Avionics Transferred Employees shall become EFTC employees upon the Avionics Inventory Transfer Date and such date shall be deemed to be the "Closing Date" for purposes of the Master Agreement.

         5. Related Transactions. The Sublease Agreement and Avionics Transition Agreement shall be executed and delivered upon the Avionics Inventory Transfer Date.

         6. Payment Terms. Exhibit A2.1 setting forth the payment terms with respect to the Avionics transactions is hereby amended and restated as set forth in Exhibit B, attached hereto and incorporated herein by this reference.

         7. Use of Personal Property. Avionics shall provide to Purchaser the right to use any and all of the Avionics Personal Property on a non-exclusive basis pursuant to a short term agreement in the form of Exhibit C, attached hereto and incorporated herein by this reference (the "Equipment License"). The Equipment License shall be executed and delivered at the Avionics Inventory Transfer Date.

         8. Intellectual Property License. The License Agreement between AlliedSignal Technologies Inc. and EFTC with respect to the Avionics Technical Data and Technical Information, as defined therein, will not be effective until the Avionics Personal Property Transfer Date, including, but not limited to, the provisions of such agreement regarding the right of EFTC to use the Avionics Technical Data and Technical Information and the payment obligations of EFTC with respect thereto. In the interim, AlliedSignal, Inc. will cause AlliedSignal Technologies Inc. to grant to EFTC a temporary license to use the Avionics Technical Data and Technical Information for the limited purpose of performing its obligations under the Master Agreement at the Ft. Lauderdale, Florida site.

         This Amendment shall not otherwise change, amend, limit or affect any other provision of the Agreement, which shall continue in full force and effect. Any capitalized terms used in this Agreement which are not defined herein shall have the meanings ascribed to them under the Master Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

                                      AlliedSignal Avionics, Inc.,
                                      a Kansas corporation

                                      By:     /s/ Tim Bibens
                                              --------------
                                              Tim Bibens
                                      Title:  Subcontracts Program Manager

                                      AlliedSignal Inc., a Delaware corporation, operating through its Aerospace Equipment Systems Business Unit

                                      By:     /s/ John DeRusso
                                              ----------------
                                              John DeRusso
                                      Title:  Material Program Manager

                                      EFTC Corporation,
                                      a Colorado corporation

                                      By:     /s/ Brian White
                                              ---------------
                                      Title:  Treasurer

                                  EXHIBIT A2.1
                                    AVIONICS
                                 PURCHASE PRICE

1. Avionics Assets Purchase Price. The purchase price to be paid for the Avionics portion of the Assets (the "Avionics Asset Purchase Price"), including the Avionics Raw Material Inventory and the Avionics Remaining Assets, as defined below, shall be established and paid in the manner set forth below:

         (a) Raw Material Inventory. The Avionics Raw Material Inventory shall be valued at its unburdened cost, which shall be equal to its book value, calculated in accordance with generally accepted accounting principles as in effect on the date hereof as consistently applied by Avionics ("Avionics GAAP"), divided by 1.175 (the "Avionics Raw Material Inventory Value").

         (b) Work-in-Process Inventory. The portion of the value of the Avionics Work-in-Process Inventory attributable to material shall be calculated in the same fashion as the value of the Raw Material Inventory. The portion of value for the Avionics Work-in-Process Inventory attributable to any electronic assembly for labor shall be equal to the product of (i) one half of the Avionics labor standard hours, as described in Attachment A to this Exhibit A2.1, for that electronic assembly, (ii) Purchaser's quoted hourly labor rate and
         (iii) the quantity of electronic assemblies with that labor standard. The value of the Avionics Work-in-Process Inventory shall be the sum of the material value plus the labor value (the "Avionics WIP Value").

         (c) Finished Goods Inventory. The Avionics Finished Goods Inventory shall mean electronic assemblies described in Exhibit A to the Long Term Agreement that are not the subject of an open work order. The Avionics Finished Goods Inventory shall be valued at 95% of Purchaser's sale price to Avionics under the Long Term Agreement for the number of electronic assemblies to be purchased by Purchaser (the "Avionics Finished Goods Value").

         (d) Personal Property. The Avionics Personal Property shall be valued at its aggregate net book value as of the Avionics Personal Property Transfer Date, calculated in accordance with Avionics GAAP, less $1,150,000 (attributable to the Avionics License Fee (as defined below)) (the "Avionics Personal Property Value").

         (e) Intellectual Property License Fee. An Intellectual Property License Fee of $1,150,000 (of an aggregate $1,250,000 fee) will be paid by Purchaser to AlliedSignal Technologies, Inc. ("ASTI") (the "Avionics License Fee") in conjunction with the Avionics Personal Property purchase, with the balance to be paid in conjunction with the AES Asset Purchase Price described in Exhibit B2.1. The Avionics License Fee will be paid with respect to the license of the Intellectual Property attributable to the Avionics Business (the "Avionics Intellectual Property")

The Avionics Assets to be acquired that are described in paragraphs (b) though
(d) of this Section 1 are referred to herein as the "Avionics Remaining
Assets."

2. Payment Terms. At the Avionics Closing, the following amount shall be due and payable in accordance with the Avionics Closing Statement: the Combined Inventory Value less $2,650,000. The Combined Inventory Value shall be defined as the sum of 50% of the Avionics Raw Material Inventory Value; the Avionics WIP Value; and the Avionics Finished Goods Value. At the Avionics Personal Property Transfer Date, the following amounts shall be due and payable in accordance with the Avionics Personal Property Transfer Statement: (i) the Avionics Personal Property Value; and (ii) the Avionics License Fee (payable to
ASTI). On or before August 29, 1997, Purchaser shall pay Avionics $2,650,000. On or before December 31, 1997, the remaining 50% of the Avionics Raw Material Value shall be due and payable. The purchase price for the Avionics Assets is subject to final determination and adjustment as described in Sections 3 and 4 below.

3.       Purchase Price Calculation and Adjustment.

         (a) Initial Statement. Within two (2) days after the date of this Agreement, Avionics shall provide Purchaser with a statement separately specifying, in reasonable detail, the items and net book value of the Avionics Raw Material Inventory, Work in Process Inventory, and Finished Goods Inventory as of such date.

         (b) Closing Statement. Within fifteen (15) days after the date of this Agreement, Purchaser and Avionics shall conduct a joint inventory count to verify the accuracy of the Avionics Raw Materials Inventory listings set forth in the Initial Statement as of a date within two
         (2) days prior to the Avionics Closing Date and the parties shall mutually agree upon a written statement (the "Avionics Closing Statement") as to such count. The Avionics Closing Statement shall also contain the value of the Avionics Raw Material Inventory, Work in Process Inventory, and Finished Goods Inventory as calculated by Avionics as of such date.

         (c) Final Statement. Not more than five (5) days after Closing, Avionics shall provide Purchaser with a final statement (the "Final Statement") separately specifying, in reasonable detail, the final value of the Avionics Raw Material Inventory, Work in Process Inventory, and Finished Goods Inventory , which will constitute the "Final Statement Valuation" and will reflect all changes to the Closing Statement from the date of the Closing Statement to the Avionics Closing Date. Purchaser shall have seven (7) days to review and agree upon the Final Statement Valuation. If Purchaser notifies Avionics of any disagreement with all or part of the Final Statement then the parties shall negotiate in good faith for a period of fifteen
         (15) days to mutually agree upon any resulting adjustment, which adjustment shall result in a corresponding adjustment to the Final Statement. If the parties are unable to reach agreement within such fifteen (15) days, such dispute shall be resolved by arbitration as provided in Section 15 of the Agreement. Purchaser shall pay Avionics or Avionics shall pay Purchaser the amount of the Avionics Purchase Price underpaid or overpaid the Avionics Closing, as the case may be, such payment to be made within thirty (30) days after final agreement or determination.

         (d) Personal Property. The parties shall review the Avionics Personal Property available for purchase and negotiate in good faith to determine the exact items of personal property to be transferred to Purchaser. Within two (2) days prior to the Avionics Personal Property Transfer Date the parties shall agree upon an Avionics Personal Property Transfer Statement which shall set forth the specific items to be transferred and the net book value thereof as of the Avionics Personal Property Transfer Date.

4.       Post Closing Adjustment.

         (a) Adjustment at 12 Months After Closing. Any Avionics Raw Material Inventory Subject to Repurchase, as defined below, that has not been used or consumed by Purchaser within twelve (12) months after the Avionics Closing Date and that is not forecast for use in connection with the Long Term Agreement at the end of such twelve (12) month period for the subsequent twelve (12) month period shall be repurchased by Avionics. Purchaser shall provide Avionics with written notice of any such repurchase obligation within forty-five
         (45) days after the expiration of such twelve (12) month period. Avionics shall have the right to audit any such report, and Purchaser agrees to cooperate in any such audit. Avionics shall pay any undisputed amounts resulting from such calculations by Purchaser within thirty (30) days from receipt of notice. If the parties are unable to reach agreement within thirty (30) days, any such dispute shall be resolved by arbitration as provided in Section 15 of the Agreement, and payment shall be made within thirty (30) days after resolution.

         (b) Adjustment at 24 Months After Closing. Any Avionics Raw Material Inventory Subject to Repurchase, as defined below, that was not used or consumed by Purchaser within twelve (12) months after the Avionics Closing Date not repurchased by Avionics because its use was forecast in connection with the Long Term Agreement and that has not been used or consumed by Purchaser within twenty-four (24) months after the Avionics Closing Date shall be repurchased by Avionics under procedures comparable to those provided above for repurchases at the end of the first twelve (12) month period.

         (c) Method of Calculation. For the purposes of calculating the amount of any post-closing adjustment pursuant to Paragraph 4(a), the following formula shall apply:

         "Avionics Raw Material   =        Starting Quantity less Amount Used
         Inventory Subject to                      less Forecast Amounts
         Repurchase

         "Starting Quantity"               =      The count of the applicable
                                                  item of Raw Material
                                                  inventory as shown on the
                                                  Final Statement

         "Amount Used"                     =      The quantities of such item
                                                  (i) actually used by
                                                  Purchaser in its operations
                                                  at its Fort Lauderdale
                                                  facility, regardless of
                                                  whether production was for
                                                  Avionics or another customer,
                                                  or (ii) reallocated by
                                                  Purchaser for use in another
                                                  facility

         "Forecast Amount"                 =      The quantity of such item
                                                  shown on Avionics' most
                                                  recent forecast supplied to
                                                  Purchaser of its requirements
                                                  for electronic assemblies
                                                  during the period between
                                                  twelve (12) months after the
                                                  Avionics Closing and twenty
                                                  four (24) months after
                                                  Avionics Closing.

         Purchaser shall use its best efforts to minimize the amount of the adjustment contemplated by this Section through the internal reallocation of such inventory to other areas of Purchaser's business.

         (d) Repurchase Price. The price at which Avionics shall repurchase any Raw Materials Inventory shall be equal to the same price paid by Purchaser for such Raw Materials Inventory at the Avionics Closing plus an amount equal to interest calculated on such amount at the rate of 9% per annum.

5. Audit. If there is a good faith dispute regarding the calculation of the Avionics Asset Purchase Price or any adjustment thereto made pursuant to the terms of this Exhibit A2.1, Purchaser shall have the right to conduct an audit of the relevant aspects of Avionics' books and records, and Avionics agrees to cooperate in any such audit.